PROPOSED COPY FOR GEORGE PUTNAM'S LETTER FOR 2ND PROXY MAILING

PUTNAM LOGO

PLEASE VOTE AND RETURN YOUR PROXY TODAY!

Dear Shareholder:

During the past few weeks, we sent you the notice of your Putnam
Fund's Shareholder Meeting, a proxy statement, and a proxy card for your vote and signature.

To date, we have not received your voted and signed proxy card.

UNLESS ENOUGH SHAREHOLDERS VOTE THEIR PROXIES, YOUR FUND CANNOT
COMPLETE THE BUSINESS AT ITS MEETING, WHICH WILL RESULT IN THE
ADDITIONAL EXPENSE OF FURTHER MAILINGS TO SHAREHOLDERS UNTIL
ENOUGH VOTES ARE RECEIVED.

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU MAY OWN.
PLEASE, if you have not already done so, vote and sign your card now and mail it in the enclosed postage-paid envelope.

Sincerely yours,

/s/George Putnam
George Putnam
Chairman,
Board of Trustees